HAWAIIAN HOLDINGS, INC.
2016 Management Incentive Plan

1.BACKGROUND AND PURPOSE.

(a)The purpose of the Hawaiian Holdings, Inc. 2016 Management Incentive Plan (the “Plan”) is to allow Hawaiian Holdings, Inc. (the “Company”) to provide annual and long-term performance-based incentive compensation that satisfies the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), to designated employees of the Company or an Affiliate, upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

(b)The Plan will become effective upon ratification by an affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy and entitled to vote at the 2016 Annual Meeting of Stockholders of the Company.

2.DEFINITIONS

(a)“Actual Award” means as to any Performance Period, the actual award (if any) payable to a Participant for the Performance Period. Each Actual Award is determined by the Payout Calculation Methodology for the Performance Period, subject to the Compensation Committee’s authority under Section 3.6 to eliminate or reduce the award otherwise determined by the Payout Calculation Methodology. To apply the Maximum Award limitation, the Actual Award will be deemed to have been determined on the last day of the applicable Performance Period, so that if there are multiple Performance Periods ending in a particular fiscal year of the Company, the Actual Awards may not regarding all such Performance Periods in the aggregate exceed the Maximum Award.

(b)“Affiliate” means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlled by the Company.

(c)“Determination Date” means the earlier of: (i) the 90th day of the Performance Period or (ii) the date as of which 25% of the Performance Period has elapsed. The Determination Date must be a date on which the outcome of the Payout Calculation is substantially uncertain.

(d)“Disability” means a permanent and total disability determined under uniform and nondiscriminatory standards adopted by the Compensation Committee from time to time.

(e)“Maximum Award” means as to any Participant for any fiscal year of the Company, $3,000,000.

(f)“Participant” means as to any Performance Period, an employee of the Company or an Affiliate selected by the Compensation Committee for participation in the Plan for that Performance Period.

(g)“Payout Calculation Methodology” means as to any Performance Goal, the methodology for calculating the maximum amount earned by performance against the Performance Goal.

(h)“Performance Goals” mean any one or more of the following objective performance criteria, applied to either the Company or, except regarding stockholder return metrics, to a region, business unit, affiliate or business segment, and measured either on an absolute basis, a per share basis or relative to a pre-established target, to a previous period's results or to a designated comparison group, and, with respect to financial metrics, which may be determined under United States Generally Accepted Accounting Principles (“GAAP”), under accounting principles established by the International Accounting Standards Board (“IASB Principles”) or which may be adjusted when established to exclude any items otherwise includable under GAAP or under IASB Principles: (i) cash flow (including operating cash flow or free cash flow), (ii) revenue (on an absolute basis or adjusted for currency effects), (iii) gross margin, (iv) operating expenses or operating expenses as a percentage of revenue, (v) earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings or EBITDA), (vi) earnings per share, (vii) stock price, (viii) return on equity, (ix) total stockholder return, (x) growth in stockholder value relative to the moving average of the S&P 500 Index, or another index, (xi) return on capital, (xii) return on assets or net assets, (xiii) return on investment, (xiv) economic value added, (xv) operating income or net operating income, (xvi) operating margin, (xvii) market share, (xviii) overhead or other expense reduction, (xix) credit rating, (xx) objective customer indicators, (xxi) improvements in productivity, (xxii) attainment of objective operating goals, (xxiii) objective employee metrics, (xxiv) return ratios, (xxv) objective qualitative milestones, or (xxvi) other objective financial or other metrics relating to the progress of the Company or to an Affiliate, division or department thereof.

(i)“Performance Period” means any fiscal year of the Company or such other period as determined by the Compensation Committee, in its sole discretion.

(j)“Section 409A” means Code Section 409A and any proposed, temporary, or final U.S. Treasury Regulations and U.S. Internal Revenue Service guidance, as each may be amended from time to time.

(k)“Termination of Employment” means a cessation of the employee-employer relationship between a Participant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate.

3.ADMINISTRATION OF THE PLAN.

(a)General. The Plan will be administered by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”).

(b)Powers of the Compensation Committee. Subject to the Plan, any limitations on delegations and applicable laws, the Compensation Committee will have the authority, in its sole discretion to make any determinations deemed necessary or advisable to administer the Plan including:

(i)to select the Participants,

(ii)to establish the length of the Performance Periods,

(iii)to establish Performance Goals for performance during each Performance Period,

(iv)to determine the Payout Calculation Methodology for each Performance Goal, and

(v)to make all determinations and take all other actions necessary or appropriate for the proper administration and operation of the Plan.

(c)Any determination by the Compensation Committee on any matter relating to the Plan shall be made in its sole discretion and need not be uniform among Participants. The Compensation Committee’s interpretation of the Plan shall be final, conclusive and binding on all parties concerned, including the Company, its stockholders and any or all Participants.

4.ELIGIBILITY.
Actual Awards under the Plan may be paid to any Participant.

5.ACTUAL AWARDS.

(a)General. Actual Awards may be payable to each Participant because of the satisfaction of Performance Goals established with respect to a Performance Period that has a length determined by the Compensation Committee at the beginning of such Performance Period. A Participant may be eligible for Actual Awards for multiple and overlapping Performance Periods.

(b)Setting Award Criteria. No later than the Determination Date for each Performance Period, the Compensation Committee will, in writing,

(i)designate one or more Participants,

(ii)select the Performance Goals applicable to the Performance Period,

(iii)establish the Payout Calculation Methodology for such Performance Goals; and

(iv)establish a target bonus and Maximum Award for each Participant for each Performance Period.

(c)Performance Goals.

(i)Each Performance Goal may be expressed on an absolute and/or relative basis, may be based on, or otherwise employ, comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies.

(ii)Evaluation of performance may include or exclude events or items as specified by the Compensation Committee including, without limitation, the following unusual or nonrecurring events: (i) asset write downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Financial Accounting Standards Board Accounting Standards Codification 225-20 “Extraordinary and Unusual Items” and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report on Form 10-K for the applicable fiscal year; (vi) acquisitions or divestitures; and (vii) foreign exchange gains and losses.

(d)Actual Bonus Determination.

(i)As soon as practicable after the end of each Performance Period but before any Actual Award is paid, the Compensation Committee shall certify in writing (i) whether the Performance Goal(s) were attained and (ii) the result of the Payout Calculation Methodology for each Participant based upon the attainment of the Performance Goal(s).

(ii)The Compensation Committee may determine to pay a Participant an Actual Award equal to, but not over, the amount specified in the foregoing certification. The Compensation Committee may also reduce or eliminate the amount of any Actual Award of any Participant at any time prior to payment thereof, based on such criteria as it shall determine, including but not limited to individual merit and attainment of, or the failure to attain, specified personal goals established by the Compensation Committee.

(iii)Under no circumstance may the Compensation Committee

(1)increase the amount of Actual Award paid to a Participant under the Plan above the amount determined in Section 5(d)(i) based on the Payout Calculation Methodology,

(2)waive the attainment of one or more Performance Goals established by Compensation Committee, or

(3)otherwise exercise its discretion to cause any Actual Awards to fail to qualify as performance-based compensation under Section 162(m) of the Code.

(e)Payment. Following the Compensation Committee’s determination under Section 5(d) , Actual Awards shall be paid as promptly as is administratively practicable. Any Actual Award may be payable in cash or shares of the Company’s common stock (valued at the fair market value thereof on the date of payment) or a combination thereof, as determined by the Compensation Committee.

(f)Death, Disability, Termination of Employment

(i)If a Participant shall die or terminate employment due to Disability prior to the end of a Performance Period, the Participant (or if the participant’s death occurs, the Participant’s beneficiary)  may receive a pro-rata portion of the target award established for the Participant as determined by the Compensation Committee.

(ii)If a Participant’s employment with the Company is otherwise terminated during the Performance Period, the Participant shall not be entitled to payment of any Actual Award.

(g)Annual Maximum. The aggregate of all Actual Awards payable to a Participant under the Plan in any fiscal year of the Company may not exceed the Maximum Award, and any excess will be forfeited.

6.DILUTION AND OTHER ADJUSTMENTS.
If a Performance Goal is based on, or calculated with respect to, the Company’s common stock (such as increases in earnings per share, book value per share or other similar measures), then, if any corporate transaction occurs involving the Company (including, without limitation, any subdivision or combination or exchange of the outstanding shares of common stock, stock dividend, stock split, spin-off, split-off, recapitalization, capital reorganization, liquidation, reclassification of shares of common stock, merger, consolidation, extraordinary cash distribution, redemption, stock issuance, or sale, lease or transfer of substantially all of the assets of the Company), the Compensation Committee shall make or provide for such adjustments in such Performance Goal as the Compensation Committee may in good faith determine to be equitably required to prevent dilution or enlargement of any increase or decrease in the rights of Participants.

7.OTHER TERMS.

(a)No Effect on Employment or Service. Neither the Plan nor any award under the Plan will confer upon a Participant any right regarding continuing the Participant’s relationship as an employee of the Company or an Affiliate, nor will they interfere with the Participant’s right, or the Participant’s employer’s right, to terminate such relationship with or without cause, to the extent permitted by applicable laws.

(b)Forfeiture Events.

(i)All awards granted under the Plan will be subject to recoupment under any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws. In addition, the Compensation Committee may impose such other clawback, recovery or recoupment provisions in an award agreement as the Compensation Committee determines necessary or appropriate. Unless this Section 7(b) is specifically mentioned and waived in an award agreement or other document, no recovery of compensation under a clawback policy or otherwise will give a Participant the right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Affiliate.

(ii)The Compensation Committee may specify when granting an award that the Participant’s rights, payments, and benefits with respect to an such award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of such award. Such events may include, but shall not be limited to, termination of such Participant’s employment for cause or any act by a Participant, whether before or after such Participant’s termination date that would constitute cause for termination of such Participant’s employment.

(iii)If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company the amount of any payment in settlement of an awardearned or accrued under the Plan during the 12 month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement.

(c)Right to Actual Award. No officer or other person shall have any claim or right to receive any Actual Award payable under the Plan prior to the actual payment thereof, regardless of whether the Compensation Committee shall have certified any amount payable to any Participant.

(d)Taxes. The Company may deduct from all Actual Award payable any federal, state, local or foreign taxes required by law to be withheld regarding such payments.

(e)No Transfers or Assignments. No award under the Plan nor any rights or interests or shall be assigned, transferred, pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of a Participant to, any party (other than the Company or any Affiliate).

(f)Non-exclusivity of Plan. Nothing in the Plan shall be construed as limiting the authority of the Compensation Committee, the Board of Directors of the Company, the Company or any Affiliate to establish any other annual, long-term or other incentive plan or as limiting the authority of any of the foregoing to pay cash bonuses or other supplemental or additional incentive compensation to any persons employed by the Company or any Affiliate, whether or not such person is a Participant in this Plan and regardless of how the amount of such bonus or compensation is determined.

(g)Section 409A. It is intended that all bonuses payable under this Plan will be exempt from the requirements of Section 409A under the “short-term deferral” exemption or will comply with the requirements of Section 409A so that none of the payments and benefits to be provided under this Plan will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms will be interpreted to so comply or be exempt. Each payment and benefit payable under this Plan is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

8.Amendment and Termination of the Plan.

(a)Amendment and Termination. The Board or Compensation Committee of the Board may amend, alter, suspend or terminate the Plan.

(b)Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary or desirable to comply with applicable laws.

(c)Consent of Participants Generally Required. Subject to Section 8(d), no amendment, alteration, suspension or termination of the Plan or an award under it will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Compensation Committee, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Compensation Committee’s ability to exercise the powers granted to it regarding awards established under the Plan prior to such termination.

(d)Exceptions to Consent Requirement.

(i)A Participant’s rights will not be deemed to have been impaired by any amendment, alteration, suspension or termination if the Compensation Committee, in its sole discretion, determines that the amendment, alteration, suspension or termination does not materially impair the Participant’s rights, and

(ii)subject to any limitations of applicable laws, the Compensation Committee may amend the terms of any awards under the Plan without the affected Participant’s consent even if it does materially impair the Participant’s right if such amendment is done:

(1)in a manner permitted under the Plan;

(2)to avoid imposition of any additional tax or income recognition under Section 409A prior to actual payment to the Participant;

(3)to comply with other applicable laws; or

(4)as necessary based on rulings or guidance issued to ensure compliance with the requirements of Section 162(m) of the Code.

9.LAW GOVERNING.
The validity and construction of the Plan shall be governed by the laws of the State of Hawaii but without regard to the choice of law principles thereof.